Exhibit 24.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sun Hydraulics Corporation, which appears in the Annual Report on Form 10-K for the year ended January 1, 2011.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann, P.C.

October 21, 2011

Clearwater, FL